UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The 2012 Annual Meeting of Stockholders of BroadSoft, Inc. was held on May 4, 2012 in Gaithersburg, Maryland. Of the 27,481,871 shares outstanding as of the record date, 26,088,410 shares (approximately 94.9%) were present or represented by proxy at the meeting.

At the 2012 Annual Meeting of Stockholders, our stockholders: (i) approved the election of Robert P. Goodman and Douglas L. Maine; (ii) approved the non-binding advisory resolution regarding executive compensation; and (iii) ratified the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

(b) The results of the voting on the matters submitted to the stockholders are as follows:

1. To elect two directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Robert P. Goodman	23,518,150	501,453	2,068,807
Douglas L. Maine	23,752,723	266,880	2,068,807

2. To approve the non-binding advisory resolution regarding executive compensation.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
23,648,121	365,586	5,896	2,068,807

3. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,804,942	282,203	1,265	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: May 8, 2012	By:	/s/ Mary Ellen Seravalli

		Name:	Mary Ellen Seravalli

		Title:	Vice President and General Counsel